UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 7, 2021

ALLIED HEALTHCARE PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19266	25-1370721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Sublette Avenue, St. Louis, Missouri (Address of principal executive offices)	63110 (Zip Code)

Registrant’s telephone number, including area code
(314) 771-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01	AHPI	The NASDAQ Stock Market, LLC

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, the Company is party to a Loan and Security Agreement with North Mill Capital, LLC (“North Mill”), as successor in interest to Summit Financial Resources, L.P., dated effective February 27, 2017, as amended April 16, 2018, April 24, 2019 and December 18, 2020 (as amended, the “Credit Agreement”). The Company’s obligations under the Credit Facility are secured by all of the Company’s personal property, both tangible and intangible, pursuant to the terms and subject to the conditions set forth in the Credit Agreement. Availability of funds under the Credit Agreement is based on the Company’s accounts receivable and inventory but will not exceed $4,000,000.

Effective October 7, 2021, the Company and North Mill amended the Credit Agreement to increase the availability under the loan based on inventory. Under the amendment, minimum availability under the loan based on inventory shall be the lowest of: (i) the total cost eligible inventory multiplied by the advance rate; (ii) one hundred percent (100%) of the current availability provided by eligible accounts receivable; (iii) two million dollars ($2,000,000), an increase from the prior amount of $1,000,000. The inventory advance rate remains at 25%. This increase in borrowing capacity will allow the Company to increase its borrowing under the Credit Agreement to meet its working capital needs, not to exceed the $4,000,000 maximum which remains unchanged.

The minimum monthly payment will remain .25% (25 basis points) on the maximum availability ($10,000 per month). In the event the Company prepays or terminates the Credit Facility prior to February 27, 2022, the Company will be obligated to pay an amount equal to the minimum monthly payment multiplied by the number of months remaining between February 27, 2022 and the date of such prepayment or termination. The maturity remains February 27, 2023, at which time all amounts outstanding will be due and payable. Total availability under the credit agreement remains at $4,000,000.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the Fourth Amendment to Loan and Security Agreement, a copy of which is filed herewith as Exhibit 99.1, and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Credit Agreement discussed under Item 1.01 set forth above is hereby incorporated by reference under this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a)        Not applicable.

(b)        Not applicable.

(c)        Not applicable.

(d)        Exhibits.

Exhibit
Number	Description

99.1	Fourth Amendment to Loan and Security Agreement, dated October 7, 2021, by and between the Allied Healthcare Products, Inc. and North Mill Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIED HEALTHCARE PRODUCTS, INC.

Date: October 13, 2021	By:	/s/ Daniel C. Dunn
Daniel C. Dunn
Chief Financial Officer